CACI International Inc
                             1100 North Glebe Road
                           Arlington, Virginia 22201

                                ---------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                ---------------


This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CACI International Inc (the "Company") to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on November 17, 1994. This Proxy Statement is being mailed on or about October 7, 1994. The presence of a stockholder at the Annual Meeting or any adjournment thereof will not automatically revoke such stockholder's proxy. However, any stockholder furnishing a proxy has the power to revoke it by furnishing written notice to the Secretary of the Company, by delivery to the Company of a proxy bearing a later date, or by voting in person at the Annual Meeting. A proxy card is enclosed for your use in connection with the Annual Meeting. The shares represented by each properly signed and returned proxy will be voted in accordance with the instructions marked thereon or, in the absence of instructions, the proxy will be voted:

     FOR the Board of Directors' nominees for election to the Company's Board of Directors; and FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

The Board does not expect that any matters other than those set forth in the Notice of the Annual Meeting will be brought before the Meeting. If any other matters properly come before the Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in accordance with their judgment.

The close of business on October 3, 1994, has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting. At the close of business on October 3, 1994, the Company had 9,988,960 shares of Common Stock outstanding.

Pursuant to the terms of the Company's Charter, on October 17, 1993 its Common Stock ceased being classified as Class A Common Stock and Class B Common Stock, with all shares of both Class A and Class B Common Stock being automatically converted to an equal number of shares of Common Stock. From that date forward no shares of Class B Common Stock are authorized to exist or to be issued. Further, following the automatic conversion, the old Class A and Class B stock certificates constitute evidence of ownership of Common Stock shares, and all holders of outstanding certificates representing any shares of Class A or Class B Common Stock are entitled to surrender such certificates to the Company and receive a certificate or certificates representing an equal number of full shares of Common Stock.

                              ELECTION OF DIRECTORS

Eight (8) directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected. The affirmative vote of the holders of a majority of the shares entitled to vote and be present or represented at the Annual Meeting will be required to elect each of the nominees.

Unless authority is withheld or a vote is abstained on the proxy card, the persons named in the accompanying proxy will vote the shares of Common Stock represented by the proxy FOR the election of the eight nominees listed below. Consistent with the Company's Charter and pursuant to corporation law of the State of Delaware, the total votes received, including abstentions, will be counted for purposes of determining a quorum. Broker non-votes will be counted towards determining a quorum but will not be counted as voting for any candidate. All of the nominees are currently members of the Board of Directors (the "Board"). The Company has no reason to believe that any of the nominees will be unable or unwilling to serve. In the event that any nominee is not available or should decline to serve, the persons named in the proxies will vote for the others and will vote for such other person(s) as they, in their discretion, may decide.


                                   NOMINEES

Listed below are the nominees for director, with information showing the age of each, the year each was first elected as a director of the Company, and the business affiliation of each. Seven (7) of the eight (8) nominees are outside directors.

Outside Directors

Paul J. Coleman, Jr., 62. Director of the Company since 1990. Director of the National Institute for Global Environmental Change, University of California, and Professor of Space Physics, University of California at Los Angeles. Outside Director, Lasertechnics, Inc. (manufacturer of laser printers and industrial laser marking machines), Applied Electron Corporation (producer of solid state sensors), and Fairchild Space and Defense Corporation (space and defense systems, subsystems, and services); Co-Founder and former Director, University Technology Transfer, Inc.; President, Chief Executive Officer and Trustee, Universities Space Research Association; Trustee:
American Technology Initiative, Inc., and International Small Satellite Organization. Appointed to National Commission on Space by President Reagan in 1985, and to Space Policy Advisory Board by Vice President Quayle in 1991. Consultant to major aerospace and technology organizations in government and industry. Awarded Exceptional Scientific Achievement Medals by NASA for contributions to the exploration of the solar system (1972) and the moon
(1976).  Ph.D., space physics, UCLA.

Alan S. Parsow, 44. Director of the Company since 1993. Private investor. General Partner, Parsow Partnership, Ltd. (investments), 1987-present.
General Partner, Elkhorn Partners Limited Partnership (investments), 1989-present. Vice President, Parsow's Fashions For Men (retailing), 1987-present; Director, FundTrust, Inc. (mutual fund), 1984-present. Former Director, Campbell Resources, Orange Co., and National Lampoon.

Larry L. Pfirman, 48.  Director of the Company since 1993.  Private investor.

Founder, Chairman, and Chief Executive Officer, Tara Lee Sportswear, Inc.(clothing manufacturer), 1978-present. Founder and Chairman, Spectro Knit Mfg. Co. (clothing manufacturer), 1978-present.

Warren R. Phillips, 53. Director of the Company since 1974. Executive Vice Chairman, Moscow/Maryland, Inc. (formerly, Soviet American Venture Initiatives (US-USSR); Chairman, GETF (environmental technology); University of Maryland, Professor and other senior posts. Consulting in National Defense, Political Sciences, Information Systems, Foreign Affairs, International Relations, Simulation and Crisis Management, Quantitative Analysis: Department of State, Department of Defense, Arms Control and Disarmament Agency, Maryland State Legislature, USAID, IBM, Ford Foundation, Bendix Corporation, RAND Corporation, Arthur Young. Ph.D., University of Hawaii-Political Sciences.

Charles P. Revoile, 60. Director of the Company since 1993. Private investor. Legal and business consultant, 1992-present. Senior Vice President, General Counsel and Secretary, CACI International Inc, 1985-1992 (retired 1992). Vice President and General Counsel, Stanwick Corporation, 1971-1985.

William K. Sacks, 41. Director of the Company since 1993. Self-employed, management consultant and investment banking, 1991 to present. Senior Vice President and Chief Financial Officer, Security Pacific Merchant Bank (financial services), 1989-1991. Senior Vice President and Chief Financial Officer, First Interstate Investment Services, Inc. (investment management), 1985-1989.

John M. Toups, 68. Director of the Company since 1993. Outside Director, Halifax Corporation, NVR, Inc. Chairman of the Board and Chief Executive Officer, The National Bank of Washington and Washington Bancorp, 1990. President and Chief Executive Officer, PRC, Inc., 1978-1987, Chairman and Chief Executive Officer, PRC, Inc., 1985-1987. Trustee and former President of the Board of Trustees, George Mason University Foundation. Trustee and former President, Northern Virginia Health System Foundation Board of Trustees. Director and past President, Professional Services Council Board of Directors. Past Director, PRC, Inc., Emhart Corporation, Washington Bancorp, Washington Gas Light Company, Comsite International, and Guest Services.

Management Director

Dr. J.P. London, 57. Chairman of the Board, President and Chief Executive Officer. Elected Chairman, April 1990. Director of the Company since 1981. Joined CACI 1972, developed the firm's extensive work in advanced information systems, systems engineering and logistics sciences. Vice President 1975, Senior Vice President 1977, Executive Vice President 1979, Operating Division President 1982, President and CEO 1984. B.S., U.S. Naval Academy, Engineering; M.S., U.S. Naval Postgraduate School-Operations Research; Doctorate, George Washington University, Business Administration, conferred "with distinction".

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Company's Board held nine meetings during the fiscal year ended June 30, 1994. Each director, while acting as director, attended at least 75% of the total number of meetings held by the Board and committees of the Board on which he served.

The Board had a Compensation Committee, an Executive Committee, an Audit Committee, and an Investor Relations Committee during fiscal 1994.

During fiscal 1994, the Compensation Committee consisted of Director Coleman and Admiral Thomas H. Moorer, USN (Retired), until Admiral Moorer's retirement from the Board on December 17, 1993. From December 17, 1993 until the end of the fiscal year, the Compensation Committee consisted of Directors Coleman, Sacks and Toups. Director Robert M. Fifer was also designated as a member of the Compensation Committee before his resignation from the Board in December 1993, although the committee did not meet during his tenure. The Compensation Committee administers the Company's 1986 Employee Stock Incentive Plan, determines the benefits to be granted to key employees thereunder, and is responsible for determining and making recommendations to the Board of Directors regarding compensation to be paid to officers of the Company. The Compensation Committee met seven times during fiscal 1994. A report of the Compensation Committee regarding executive compensation appears below in this Proxy Statement.

During fiscal 1994, the Executive Committee was composed of Directors London, Coleman and Phillips, until December 17, 1993. From December 17, 1993 until the end of the fiscal year, the Executive Committee consisted of Directors London, Parsow, Pfirman, Phillips and Toups. The Executive Committee, which met on six occasions during fiscal 1994, is responsible for providing Board input and authorization necessary in the interim between full Board meetings, and for identifying those items which merit consideration or action by the entire Board. Three of the six meetings of the Executive Committee which were held during fiscal 1994 were convened to consider a proposed merger of the Company and COMARCO, Inc. prior to the termination of such merger discussions in August 1993.

During fiscal 1994, the Audit Committee consisted of Directors James H. Berkson, Phillips and Moorer, until the retirement of Director Berkson and Moorer on December 17, 1993. From December 17, 1993 until the end of the fiscal year, the Audit Committee consisted of Directors Pfirman, Phillips, Revoile and Sacks. The Audit Committee is responsible for overseeing and reviewing the Company's financial information which will be provided to stockholders and others, the system of internal controls established by management and the Board of Directors, and the annual audit conducted by the independent accountants. The Audit Committee met three times during fiscal 1994.

An Investor Relations Committee was established in June 1992, to permit stockholder input to the Board and enhance the ability of stockholders and the Company to work together to move the Company forward and increase stockholder value. The Investor Relations Committee, composed of Directors Coleman, Parsow and Revoile, met on three occasions during fiscal 1994.

In addition to the above committees, the Board also has established certain special committees in connection with the "Pfirman" and "Chrysogelos" stockholder litigation and the efforts of the Board to work with stockholder Alan S. Parsow to enhance stockholder value. A Special Litigation Committee, Page 5 consisting of Directors Coleman, Phillips and former Directors Berkson and Moorer, until their retirement from the Board on December 17, 1993, was established in January, 1991 to address issues raised by the "Pfirman" and "Chrysogelos" stockholder litigation, and a Special Independent Committee, consisting of Directors Coleman, Phillips and former Director Moorer, until his retirement from the Board on December 17, 1993, was established in September, 1992 to explore ways to enhance stockholder value. The Special Litigation Committee met on five occasions during fiscal 1994, and the Special Independent Committee held three meetings during the year. A Nominating Committee, consisting of Directors London and Phillips, with Director Coleman replacing Dr. London in September 1993, was established in 1993 to consider mutually acceptable candidates for the Board in connection with the negotiation of a settlement of the "Pfirman" and "Chrysogelos" stockholder suits. The Nominating Committee met once during fiscal year 1994.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

The following table provides information as of August 31, 1994, with respect to beneficial ownership of the Company's Common Stock held by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock.

                      Amount of Beneficial
                         Ownership of           Percent of
Beneficial Owner         Common Stock         Common Stock<F1>
- - --------------------------------------------------------------
Dr. J. P. London             943,076<F2>           9.5%
1100 North Glebe Road
Arlington, Virginia
22201

Parsow Partnership, Ltd.   1,200,800<F3>          12.0%
2222 Skyline Drive
Elkhorn, Nebraska
68022

Larry L. Pfirman             876,400<F4>           8.8%
601 Water Street
New Berlin, PA 17855

- - --------------------------

<F1>  The calculations include all shares that previously were reported as
Class B Common Stock. All options are treated as exercised for shares of Common Stock.

<F2>  Includes shares issuable upon the exercise of options within the next six months. Dr. London holds options for 198,500 shares of Common Stock, which are included in the table.

<F3>  According to a Form 4 statement filed by Alan S. Parsow, this includes
75,000 shares of Common Stock beneficially owned by Elkhorn Partners Limited Partnership, which shares the same address as Parsow Partnership, Ltd., 2222 Skyline Drive, Elkhorn, Nebraska 68022. Alan S. Parsow is the General Partner of both Parsow Partnership Ltd. and Elkhorn Partners Limited Partnership.

<F4>  Includes 95,400 shares of Common Stock beneficially owned by Mr.
Pfirman's wife, Deborah L. Pfirman.

The table on the following two pages provides information with respect to beneficial ownership for each executive officer, each present director, each director nominee, and for all executive officers and directors of the Company as a group.



  Name of Beneficial Owner       Amount of Beneficial        Percent of
       and Position           Ownership of Common Stock     Common Stock<F1>
- - ------------------------------------------------------------------------------

Dr. J.P. London                        943,076<F2>                9.5%
  CEO, Chairman and
  Nominee

Joseph S. Annino                       289,456<F3>                2.9%
  Executive Officer

Gregory R. Bradford                     85,000<F4>                 .9%
  Executive Officer

Paul J. Coleman                            963                     *<F5>
  Director and Nominee

Jeffrey P. Elefante                     12,667<F6>                0.1%
  Executive Officer

Ray J. Oleson                          181,155<F7>                1.8%
  Executive Officer

Alan S. Parsow                       1,200,800<F8>               12.0%
  Director and Nominee

Larry L. Pfirman                       876,400<F9>                8.8%
  Director and Nominee

Warren R. Phillips                      14,000<F10>               0.1%
  Director and Nominee

Charles P. Revoile                      27,300<F11>               0.3%
  Director and Nominee

William K. Sacks                         1,000                     *
  Director and Nominee

Samuel R. Strickland                    36,000<F12>               0.4%
  Executive Officer

John M. Toups                            3,000                     *
  Director and Nominee



  Name of Beneficial Owner       Amount of Beneficial        Percent of
       and Position           Ownership of Common Stock     Common Stock<F1>
- - ------------------------------------------------------------------------------


All Executive Officers and           3,670,817                   36.8%
Present Directors as a Group
(13 in number)

<F1>  The calculations include all shares that previously were reported as
Class B Common Stock. All options are treated as exercised for shares of Common Stock.

<F2>  See Note 2 to the table of beneficial owners on page 6.

<F3>  Includes 30,000 shares issuable upon the exercise of options which are exercisable within the next six months.

<F4>  Includes 35,000 shares issuable upon the exercise of options which are exercisable within the next six months.

<F5>  The asterisk (*) denotes that the individual holds less than one tenth of one percent (0.1%) of Common Stock.

<F6>  Includes 12,667 shares issuable upon the exercise of options which are exercisable within the next six months.

<F7>  Includes 140,000 shares issuable upon the exercise of options which are exercisable within the next six months.

<F8>  See Note 3 to the table of beneficial owners on page 6.

<F9>  See Note 4 to the table of beneficial owners on page 6.

<F10>  Includes 140,000 shares issuable upon the exercise of options which are exercisable within the next six months.

<F11>  Includes 27,300 shares issuable upon the exercise of options prior to
December 31, 2000.

<F12>  Includes 25,000 shares issuable upon the exercise of options which are exercisable within the next six months.

Section 16(a) Reporting

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

Based solely on a review of copies of reports filed with the SEC and of written representations by certain officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                              EXECUTIVE OFFICERS

The executive officers of the Company are Dr. J.P. London, Chairman of the Board, President and Chief Executive Officer, and the following five persons indicated in the table below. Executive officers are elected by the Board of Directors and serve at the pleasure of the Board.

                        Positions and Offices
Name, Age                 With the Company              Principal Occupations, Past Five Years
- - -------------------------------------------------------------------------------------------------------
Joseph S.               President,                      President, CACI Products Company, 1988-present.
Annino, 61              CACI Products Company

Gregory R               President, Marketing            President, Marketing Systems Group since January
Bradford, 45            Systems Group; President        1994; President, CACI Limited since 1994;
                        and Managing Director,          Managing Director, CACI Limited, 1986-present.
                        CACI Limited

Jeffrey P.              Senior Vice President,          Senior Vice President of the Company since July
Elefante, 48            General Counsel and             1992; General Counsel and Secretary of the
                        Secretary                       Company, February 1992; Vice President,
                                                        1988-1992; Assistant General Counsel, 1987-1992.

Ray J.                  President and Chief             President and Chief Operating Officer, CACI, Inc.,
Oleson, 50              Operating Officer,              1990-present; President, CACI, INC. - FEDERAL
                        CACI, Inc.                      1987-1990.

Samuel R.               Executive Vice President,       Executive Vice President, Chief Financial Officer,
Strickland, 44          Chief Financial Officer,        Treasurer, and Director of Business Services of
                        Treasurer and Director          the Company since May 1993; Senior Vice President
                        of Business Services            and Chief Financial Officer of the Company, 1990-
                                                        1993; Senior Vice President and Chief Financial
                                                        Officer of C3, Inc., 1989-1990 (an Integrator of
                                                        Military and Commercial Hardware Systems); Vice
                                                        President and Controller of BDM International,
                                                        Inc., 1979-1989.

Page 11
                DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation of Directors

During fiscal 1994, directors who were not employed by the Company or any of its subsidiaries were compensated as follows for their participation in meetings of the full Board of Directors and its committees of which they were members:*

  Full Board: Three Thousand Seven Hundred Fifty Dollars ($3,750) per quarter plus expenses to cover up to six (6) meetings of the Board during the year, plus One Thousand Dollars ($1,000) plus expenses for each additional meeting above six (6) attended during the calendar year.

  Audit Committee: One Thousand Five Hundred Dollars ($1,500) plus expenses for each meeting attended.

  Compensation Committee: One Thousand Five Hundred Dollars ($1,500) plus expenses for each meeting attended.

  Executive Committee: One Thousand Five Hundred Dollars ($1,500) semi-annually plus expenses to cover up to six (6) meetings of the Executive Committee during the year, plus Five Hundred Dollars ($500) plus expenses for each additional meeting of two hours or less and One Thousand Five Hundred Dollars ($1,500) plus expenses for each longer meeting above six (6) that each attended during the calendar year.

  Investor Relations Committee: One Thousand Five Hundred Dollars ($1,500) plus expenses for each meeting attended.

  Special Independent Committee: One Thousand Five Hundred Dollars ($1,500) plus expenses for each meeting attended.

  Special Litigation Committee: One Thousand Five Hundred Dollars ($1,500) plus expenses for each meeting attended.

During fiscal 1995, directors who are not employed by the Company or any of its subsidiaries will be compensated on the same basis as in fiscal 1994 for their participation in meetings of the full Board and its committees of which they are members.

Directors who are employees of the Company or one of its subsidiaries receive no separate compensation for their services as directors, except for reimbursement for expenses associated with attending meetings of the Board and its committees.

Compensation of Executive Officers

The following table summarized compensation paid by the Company and its

- - -----------------------
* Except for Larry L. Pfirman, who, as part of the terms of a proposed settlement of outstanding stockholder litigation, agreed to serve as Director without payment of a fee for fiscal 1994. Mr. Pfirman, however, was reimbursed for his expenses of attendance at meetings of the Board and its committees.

subsidiaries to Dr. London, the Company's Chairman, President and Chief Executive Officer, and the four other most highly compensated executive officers of the Company during fiscal year ended June 30, 1994, compared with the two previous fiscal years.

Page 13
Summary of Executive Officer Compensation

                                                                                     Long Term Compensation
                                                                           ---------------------------------------
                          Annual Compensation                                      Awards            Payouts
- - ------------------------------------------------------------------------------------------------------------------------------
       (a)               (b)           (c)           (d)          (e)          (f)           (g)          (h)           (i)

                                                                 Other                                                 Other
                                                                 Annual    Restricted                                  Annual
                                                                Compen-      Stock                       LTIP         Compen-
Name and Principal     Fiscal        Salary         Bonus        sation      Award         Options      Payouts        sation
     Postion            Year           $              $             $          $              #           $<F1>         $<F2>
- - ------------------------------------------------------------------------------------------------------------------------------
J. P. London          1994         $200,000       $250,000          -          -              -          N/A         $61,663
 CEO/                 1993          188,133         15,318          -          -              -          N/A          49,741
 Chairman             1992          180,000        115,500          -          -              -          N/A          58,604

R. J. Oleson          1994         $135,000       $303,724          -          -              -          N/A         $42,666
 President/           1993          135,000         26,778          -          -              -          N/A          20,945
 Chief Operating      1992          135,000         49,224          -          -           25,000        N/A          24,280
 Officer,
 CACI, Inc.

G. R. Bradford        1994         $152,850<F3>   $267,367     $75,000<F4>     -              -          N/A         $50,059
 President/           1993          161,307         65,451      75,000         -              -          N/A          51,515
 Managing Director,   1992          170,606          2,682      43,750         -           15,000        N/A          57,914
 CACI Limited

S. R. Strickland      1994         $147,500       $104,503          -          -           15,000        N/A         $23,010
 Executive Vice       1993          137,500         20,787          -          -              -          N/A          18,016
 President/Chief      1992          130,000         55,000          -          -              -          N/A           9,922
 Financial Officer/
 Treasurer/Director,
 Business Services

J. P. Elefante        1994         $114,000       $107,303          -          -            9,000        N/A         $20,012
 Senior Vice          1993          104,100         21,038          -          -              -          N/A          18,928
 President/General    1992           97,092         48,000          -          -            5,000        N/A          15,864
 Counsel/Secretary

- - --------------------

<F1>  "LTIP" stands for Long-Term Incentive Plan. The Company does not participate in an LTIP.

<F2>  Other Annual Compensation in this column includes accrued vacation pay in excess of amounts actually paid, amounts contributed under the Company's qualified and non-qualified pension plans, and amounts paid by the Company for leased or owned automobiles.

<F3>  Mr. Bradford's compensation is partly paid in British pounds sterling and is reported in this table in U.S. dollars at the average exchange rate in effect during the fiscal year. This currency conversion causes Mr. Bradford's reported salary to fluctuate from year-to-year because of the conversion of pounds sterling to U.S. dollars.

<F4>  A cost-of-living "expatriate" adjustment is paid to Mr. Bradford (a U.S.
citizen) to reflect the Company's requirement for Mr. Bradford's residence in the United Kingdom.

Stock Options

The following table shows, for the executive officers indicated, (i) the options for shares of the Company's Common Stock granted during fiscal year 1994, (ii) the number of shares of Common Stock acquired during fiscal year 1994 pursuant to the exercise of options, and (iii) the value of unexercised options at the end of fiscal 1994.

Option Grants During Fiscal Year 1994

                                                                     Potential Realizable Value at
                                                                       Assumed Annual Rates of
                                                                     Stock Price Appreciation for
                          Individual Grants                          Option Term (until 12/31/2000)
- - --------------------------------------------------------------------------------------------------------
         (a)          (b)            (c)          (d)          (e)           (f)           (g)
                                 % of Total
                                   Options
                                  Granted to
                    Options       Employees     Exercise
                    Granted        in Fiscal      Price     Expiration
        Name        (#)<F1>        Year (%)    ($/Sh)<F2>      Date        5% ($)<F3>    10% ($)<F3>
- - ------------------------------------------------------------------------------------------------------------
J.P. London             0              0             0          N/A           N/A            N/A
R.J. Oleson             0              0             0          N/A           N/A            N/A
G.R. Bradford           0              0             0          N/A           N/A            N/A
S.R. Strickland     15,000           14.0          $5.94     12/31/00       $36,300        $84,300
J.P. Elefante        9,000            8.4          $5.94     12/31/00       $21,780        $50,580

<F1>  Option grants are permitted under the Company's stockholder-approved
1986 Employee Stock Incentive Plan. Specific grants are determined by the Compensation Committee of the Board of Directors, subject to the annual limitations permitted under Section 422A of the Internal Revenue Code with respect to Incentive Stock Options. The shares granted are in the form of Non-Qualified Stock Options. The grants are divided into three equal portions exercisable on November 1, 1994, 1995, and 1996, respectively. The options are exercisable until December 31, 2000, so long as the Grantee remains an employee of the Company. The options will lapse if the Grantee leaves the Company before the exercise date or fails to exercise the options within 60 days of leaving the Company after the exercise date.

<F2>  The exercise price of options granted under the Plan is equal to the closing price of the stock on the date of grant.

<F3>  The potential realizable value of the options assumes option exercise on
December 31, 2000 and is calculated as the product of (a) the difference between (i) the product of the per-share market price at the time of grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option) and (ii) the per-share exercise price of the option, and (b) the number of securities underlying the grant at fiscal year-end. The assumed annual rates in this column are suggested by the Securities and Exchange Commission. The actual value, if any, that an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an individual will be at or near the value estimated in this column.

Aggregated Option Exercises in Fiscal 1994, and Fiscal Year-End Option Values


       (a)          (b)          (c)                    (d)                           (e)

                  Shares                            Number of                Value of Unexercised
                 Acquired                    Unexercised Options at         In-the-Money Options at
                    on         Value            June 30, 1994 (#)              June 30, 1994 ($)
                 Exercise     Realized
       Name         (#)        ($)<F1>   Exercisable    Unexercisable    Exercisable  Unexercisable<F2>
- - -----------------------------------------------------------------------------------------------------------
J.P. London             0     $      0      198,500               0      $1,209,438    $        0

R.J. Oleson             0            0       95,000         130,000         583,000       689,000

G.R. Bradford      19,100       66,413       12,500          52,500          70,313       268,500

S.R. Strickland         0            0            0          55,000               0       277,200

J.P. Elefante           0            0        8,000          14,000          50,770        48,040

- - -----------------------

<F1>  Market value of underlying securities at exercise, minus the exercise price.

<F2>  The value of unexercised in-the-money options is calculated by subtracting the exercise price from the market value of the Company's stock at fiscal year-end (which was $8.50, based on the closing price of the Common Stock as reported on the NASDAQ National Market on June 30, 1994).

Employment Agreement

        On November 1, 1990, pursuant to a Board of Directors authorization of August 23, 1990, an Employment Agreement (the "Employment Agreement") was executed between the Company and Dr. J.P. London, the Chairman, President and Chief Executive Officer of the Company. The purpose of the Agreement is to assure the Company of Dr. London's committed services for a fixed period of time. The term of the Employment Agreement is for three years with an automatic one-year extension each year. The Employment Agreement provides for a salary of not less than Two Hundred Thousand Dollars ($200,000) per year to be set by the Board (although Dr. London may voluntarily set his salary at any level below Two Hundred Thousand Dollars ($200,000) per year), and participation in any bonus, incentive compensation, pension, profit-sharing, stock purchase and stock option plans as well as annuity or group insurance, medical and other benefit plans maintained by the Company for its employees. The Employment Agreement also provides that the Company will reimburse business expenses incurred in the performance of Dr. London's duties. The Employment Agreement restricts Dr. London's right to compete with the Company or to offer employment to Company employees following termination.

The Employment Agreement may be terminated by the Company in the event of death, disability or for cause as determined by the Board. In the event of termination for any other reason, the Employment Agreement provides that the Company will pay an amount equal to three times Dr. London's then-current annual compensation.


                         COMPANY STOCK PERFORMANCE CHART

The chart below shows how $100 invested as of June 30, 1989 in shares of the Company's Common Stock would have grown during the five year period ended June 30, 1994, as a result of changes in the Company's stock price, compared with $100 invested in the Standard & Poor's 500 Stock Index, and in the Standard & Poor's High-Tech Composite Index.

Comparison of Five Year Cumulative Total Return

CACI International Inc, S&P 500 Index, and S&P High-Tech Composite Index

                                               June 30
                          Base              Index Returns
Company/Index Name        1989     1990     1991     1992    1993      1994
- - ----------------------------------------------------------------------------
CACI International Inc  $100.00  $150.00  $147.20  $211.11  $202.76  $377.78
S&P 500 Index            100.00   116.49   125.10   141.88   161.22   163.49
High Tech Composite      100.00   112.74   106.10   112.62   131.55   142.46

[Attached at Appendix A is a narrative description of a stock performance graph depicting the cumulative stockholder return in each of the above three investments over a five year period beginning June 30, 1989.]

Page 17
               REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                    OF DIRECTORS ON EXECUTIVE COMPENSATION

Policies on compensation of the Company's executives are subject to the oversight of the Compensation Committee of the Board. As noted above, the members of the Compensation Committee during fiscal 1994 were Dr. Paul J. Coleman, Jr. and Admiral Thomas H. Moorer, USN (Retired) until December 17, 1993, and Dr. Paul J. Coleman, Jr., William K. Sacks, and John M. Toups from December 17, 1993 through the end of fiscal 1994. Each member of the Compensation Committee is a non-employee director. Actions of the Compensation Committee relating to the compensation of the Company's Executive Officers are subject to review by the full Board. However, decisions about awards to Executive Officers under the Company's 1986 Employee Stock Incentive Plan are made exclusively by the Compensation Committee, in order for the grants or awards under such plan to satisfy Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Set forth below is the report submitted by the Board's Compensation Committee for fiscal 1994 (the "Report"). This Report addresses the Company's compensation policies for fiscal year 1994, as such policies affected (i) Dr. London and (ii) Messrs. Annino, Bradford, Elefante, Oleson and Strickland, who were the Company's executive officers (collectively, those six (6) executives are referred to in this report as the "Executive Officers").

Compensation Policies Toward Executive Officers

The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate compensation with the Company's strategic and operational goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining highly-qualified executives. The Company strives for fair but not excessive compensation of its Executive Officers.

Generally, Executive Officers' overall compensation levels at the Company are intended to be consistent with other those of companies of a similar size in the Company's industry, and are intended to significantly reflect the Company's performance. Executive Officers' incentive compensation programs typically include operating performance thresholds (or "cut" levels) below which either no bonus or a significantly reduced bonus is paid.

The Compensation Committee believes that stock ownership by management and stock-based compensation arrangements are beneficial as ways to align management's interests and incentives with stockholders' interests toward the enhancement of stockholder value. The Compensation Committee further believes that stock option programs with future exercise dates are an effective means to encourage key executives to remain with the Company. As a result, the Compensation Committee has used stock-based elements in the Company's compensation packages for its Executive Officers.

The Compensation Committee also has followed a practice of reviewing cost-of-living and expatriate adjustments to certain Executive Officers for whom extended overseas assignment has been a requirement. In fiscal year 1994, this practice affected Mr. Bradford, who received an annual cost-of-living adjustment as a result of his residency in London, England. Mr. Bradford is an Executive Vice President of the Company, and is President and Managing Director of CACI, Limited., a subsidiary of the Company in the United Kingdom, and has been residing in England as a result of his Company assignment since 1984.

Relationship of Company Performance to Executive Compensation

Compensation paid to the Company's Executive Officers in fiscal year 1994, as reflected in the Table included in this Proxy Statement, primarily consisted of base salary and performance bonus. In addition, as reflected in the aforesaid Table, the Compensation Committee approved stock options to certain Executive Officers under the Company's 1986 Employee Stock Incentive Plan (the "Stock Incentive Plan").

Measures of performance which are taken into account in determining the Company's executive compensation include: (i) the Company's after-tax earnings, and (ii) target (or quota) versus actual operating performance, generally in terms of revenue and profit. Subjective considerations of individual performance are considered as well in establishing salaries and bonuses. Effective in fiscal 1994, the Compensation Committee adopted a policy formally providing for year-end review of Executive Officer compensation focusing specifically on subjective considerations.

Bonus Arrangements

The Company's bonuses to its Executive Officers are based on both objective and subjective performance criteria. Objective criteria include accomplishment of specific strategic objectives, and also actual versus target (or quota) operating performance, both as to the Company as a whole and, for those Executive Officers in charge of an operating unit, as to the officer's particular operating unit. Target operating objectives utilized for purposes of determining bonuses (including revenue and profit quotas) are based on business plans developed by the individual Executive Officers under the supervision of the Chief Executive Officer, subject to review and approval by the Compensation Committee and by the Company's full Board of Directors.

Subjective performance criteria encompass evaluation of each Executive Officer's initiative and contribution to overall corporate performance apart from quantitative financial performance, the officer's managerial ability, and the officer's performance and effort on special projects or in pursuit of strategic objectives that the officer may have undertaken. Performance under these subjective criteria was assessed at or close to the end of fiscal year 1994 after discussions among the members of the Compensation Committee and, for all Executive Officers other than Dr. London, after discussions with the Chief Executive Officer.

Executive Officers' target 1994 bonus amounts were established early in the fiscal year following a review of compensation to ascertain the compensation levels which were necessary or desirable to maintain the Company's compensation structure on a competitive basis with others in the industry, and to provide appropriate incentives for achieving desired Company performance.

Stock Incentive Plan

Another incentive component of the Executive Officers' fiscal 1994 compensation arose under the Company's Stock Incentive Plan. The Stock Incentive Plan is intended to advance the Company's interests by providing key employees who have substantial responsibility for corporate management and growth with additional incentives through the acquisition of Company securities, thereby increasing the personal stakes of these key employees in the success of the Company and encouraging them to remain in the employ of the Company and its subsidiaries.

The Stock Incentive Plan is overseen by the Board's Compensation Committee. The Compensation Committee meets at least twice each fiscal year, and at other times if it chooses or at the request of the Chief Executive Officer, to designate eligible employees, if any, to participate under the Stock Incentive Plan and the type, amount, and dates of any grants to be made. The Compensation Committee determines specific grants, subject to the annual limitations permitted under Section 422A of the Internal Revenue Code (pertaining to Incentive Stock Options).

Participation in the Stock Incentive Plan may be in the form of (i) Common Stock or securities convertible into shares of Common Stock, (ii) Incentive Stock Options as defined in Section 422A of the Internal Revenue Code (the "Code"), (iii) options not qualifying under Section 422A of the Code as Incentive Stock Options (i.e., non-qualified options), or (iv) any combination thereof. Incentive Stock Options can be granted only to persons who are employees (including officers) of the Company or any of its subsidiaries when the options are granted. The total number of shares of Common Stock that may be issued under the Stock Incentive Plan is 5,200,000 shares of Common Stock. The Stock Incentive Plan does not impose any limitation on the number of shares of Common Stock with respect to which options may be granted to any individual under the Stock Incentive Plan.

During fiscal 1994, the Compensation Committee made the following grants of non-qualified options for Common Stock to the Executive Officers, all granted with an exercise price of $5.94 per share (the closing price of the stock on the date of the grant) becoming exercisable in equal installments over the three-year period beginning in fiscal 1995: Jeffrey P. Elefante, 9,000 shares; Samuel R. Strickland, 15,000 shares. Neither Dr. London nor Messrs. Annino, Bradford or Oleson received option grants in fiscal 1994.

While the value realizable from exercisable options is dependent at least in part upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock, the decision as to whether such value will be realized in any specific year is primarily determined by each individual and not by the Company or the Compensation Committee. Accordingly, the Compensation Committee determined that the fiscal 1994 option grants were reasonable and appropriate, notwithstanding gains that could be realized by certain Company executives as a result of their individual decisions to exercise stock options granted in previous years (see the Table included above in this Proxy Statement, indicating amounts realized by the Executive Officers from option exercises in fiscal year 1994 and the value inherent in unexercised options as of the Company's fiscal year-end).

Other Compensation Plans

At various times in the past, the Company has adopted certain broad-based employee benefit plans in which the Executive Officers are permitted to participate on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these Company plans. For example, under the Company's Pension Plan, the Company makes contributions based on employee compensation. Participants may select from a variety of investment options available through the Pension
Plan.   Similarly, under the Company's voluntary 401(k) $MART Plan, a CACI
Common Stock Fund is available as an investment option for Plan participants. At various times in the past, certain of the Executive Officers have elected to have a portion of their 401(k) $MART Plan savings and/or a portion of their

Pension Plan contributions invested in the CACI Common Stock investment options under the Plans. These voluntary elections provided an additional way to tie officer and employee interests more directly to that of stockholders. The Company makes no contribution to the 401(k) Plan. Participation is voluntary and subject to Department of Labor and IRS rules of eligibility and contribution of pre-tax compensation.

Chief Executive Officer Compensation for Fiscal Year 1994, and Relationship to Company Performance

The Compensation Committee's general approach in setting the Chief Executive Officer's compensation is to seek to be competitive with other companies of similar size in the Company's industry, and to tie a significant portion of his compensation to Company performance. While this approach results in some fluctuation in the actual level of the Chief Executive Officer's compensation, the Compensation Committee believes that a compensation scheme weighted in this fashion appropriately motivates the Company's Chief Executive Officer toward Company performance goals, while acknowledging the importance to the Chief Executive Officer of having some certainty in the level of his compensation through its non-Company performance-based elements.

Dr. London's salary and bonus compensation for fiscal 1994 was Four Hundred Fifty Thousand Dollars ($450,000), approximately one hundred twenty-one (121%) percent higher than in fiscal 1993 as a result of (i) the growth of Dr. London's incentive compensation based on the increase in the Company's net earnings from $2.9 Million in fiscal 1993 to $6 Million in fiscal 1994, and
(ii) payments to Dr. London in fiscal 1994 of the full salary provided in his Employment Agreement.

Dr. London's fiscal 1994 incentive compensation was earned on a basis similar to that of the other Executive Officers, with bonus based predominately on the Company's net after-tax profit, both for individual quarters within the fiscal year and for the fiscal year as a whole. A bonus of Five Thousand Dollars ($5,000), was payable upon reaching or exceeding an annually determined threshold net after-tax profit target for each fiscal quarter, and a larger, variable bonus was payable upon reaching or exceeding a pre-set threshold net after-tax profit level for the year. Dr. London earned the full Five Thousand Dollar ($5,000) quarterly bonus for the each quarter of fiscal 1994. With the Company having net earnings of $6 Million during fiscal 1994, by operation of the applicable bonus formula and the cap on incentive compensation included in the formula, Dr. London earned the maximum Two Hundred Fifty Thousand Dollars ($250,000) bonus payable for achievement of profit for fiscal 1994.

The Committee believes that, in view of the Company's excellent performance for the year, Dr. London's compensation for fiscal 1994 was reasonable.

In August 1994, the Compensation Committee and the Board of Directors approved a bonus arrangement for Dr. London for fiscal 1995 which, like the bonus program in fiscal 1994, ties a significant portion of Dr. London's compensation to the achievement by the Company of operating performance results during the fiscal year 1995.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:



Dr. Paul J. Coleman, Jr.         William K. Sacks           John M. Toups

                          TRANSACTIONS WITH MANAGEMENT
                         AND OTHERS; OTHER INFORMATION

Since the beginning of the Company's last fiscal year, the Registrant has engaged in no transaction or series of similar transactions, and there exists no currently proposed transaction or series of similar transactions with management and others (as defined by applicable regulations), to which the Registrant or any of its subsidiaries was or is to be party in which the amount involved exceeds Sixty Thousand Dollars ($60,000).

Legal Proceedings

Information regarding the status of the Company's legal proceedings is included in its annual report on Form 10-K and is incorporated herein by reference. Since the date of filing the Form 10-K, there have been no further material developments to the Company's legal proceedings.


                            RATIFICATION OF AUDITORS

The Board of Directors has appointed Deloitte & Touche LLP, Certified Public Accountants, as auditors to examine and report on the Company's financial statements for the fiscal year ending June 30, 1995. At the Annual Meeting, stockholders will vote on whether to ratify the selection of Deloitte & Touche. If a quorum is present, the vote of the holders of a majority of the shares of common stock present or represented at the Meeting and entitled to vote will be required to ratify such selection.

Representatives of Deloitte & Touche are expected to attend the Annual Meeting. Deloitte & Touche's representatives will have the opportunity to make a statement if they so desire and they will be available to respond to appropriate questions.

The Board of Directors recommends that stockholders vote FOR ratification. If circumstances not presently contemplated so require, the Board of Directors may, at a later date, reconsider the appointment of Deloitte & Touche, notwithstanding that a majority of shares may be voted to ratify their appointment.


                                   SOLICITATION

The cost of this solicitation of proxies will be borne by the Company. The firm of Morrow & Co. has been retained to assist in soliciting proxies at a fee not to exceed Six Thousand Dollars ($6,000) plus expenses. The Company may also reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy material to their principals. Proxies may be solicited without extra compensation by certain officers, directors and regular employees of the Company, by telephone or telegraph, by personal contact, or by other means.


                          FUTURE STOCKHOLDER PROPOSALS

In order to be included in the proxy materials for the 1995 Annual Meeting, stockholder proposals must be received by the Company on or before June 2, 1995.

                        DOCUMENTS INCORPORATED BY REFERENCE

(1) The Company's Annual Report on Form 10-K for the Fiscal Year ended June 30, 1994, filed with the Securities and Exchange Commission on or about September 28, 1994 is incorporated by reference.


                                  OTHER MATTERS

As of this date, the Board of Directors knows of no business which may properly come before the meeting other than that stated in the Notice of Meeting accompanying this Proxy Statement. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons named therein.

                                   By Order of the Board of Directors



                                   Jeffrey P. Elefante, (Secretary)

Arlington, Virginia
Dated:  October 7, 1994

                             INDEX TO APPENDICES



Appendix A:  Narrative of Stock Performance Graph at Page 16.

Appendix B:  Notice of Annual Meeting of Stockholders, mailed with Proxy
             Statement to all stockholders on or about October 7, 1994.

Appendix C:  Letter to stockholders from J.P. London, Chairman of the Board,
             President and Chief Executive Officer, CACI International Inc, mailed with Proxy Statement to all stockholders on or about October 7, 1994.

Appendix D:  Proxy Card, mailed with Proxy Statement to all stockholders on or about October 7, 1994.

Appendix E:  Reminder Card, mailed with Proxy Statement to all stockholders on or about October 7, 1994.

                                                                   Appendix A


                 NARRATIVE OF PERFORMANCE GRAPH AT PAGE 16

Assuming $100.00 was invested on June 30, 1989 in the Company's Common Stock, the S&P 500 Index and the S&P 500 High Tech Composite Index (the "High Tech Composite"), the performance graph reveals the cumulative stockholder return in each investment over the succeeding five years, assuming reinvestment of dividends.

On June 30, 1990, the $100 investment in CACI's Common Stock was worth $150.00, the investment in S&P 500 Index was valued at $116.49 and the value of the High Tech Composite was $112.74.

On June 30, 1991, the investment in the Company's Common Stock was worth $147.20, the S&P 500 Index was worth $125.10 and the value of the High Tech Composite was $106.10.

On June 30, 1992, the investment in CACI's Common Stock increased to $211.11, followed by the S&P Index at $141.88 and the High Tech Composite at $112.62.

On June 30, 1993, the investment in the Company's Common Stock was worth $202.76, followed by the S&P 500 Index at $161.22 and the High Tech Composite at $131.55.

On June 30, 1994, the value of CACI's Common Stock increased to $377.78, followed by the S&P 500 Index at $163.49, and the High Tech Composite at $142.46.

                                                                   Appendix B

                            CACI International Inc
                             1100 North Glebe Road
                           Arlington, Virginia 22201


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         to be held November 17, 1994

Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of CACI International Inc (the "Company") will be held on November 17, 1994, at 9:30 a.m., Eastern Standard Time, at the Radisson Plaza Hotel at Mark Center, 5000 Seminary Road, Alexandria, Virginia, 22311, for the following purposes:

  1.  To elect the Company's Board of Directors.

  2. To ratify the appointment of Deloitte & Touche LLP as the Company's auditors for the current fiscal year.

  3. To transact such other business as may otherwise properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on October 3, 1994, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

A list of the stockholders entitled to vote at the Annual Meeting will be made available during regular business hours at offices of the Company at 1600 N. Beauregard Street, Alexandria, Virginia 22201, from November 3, 1994 through November 16, 1994 for inspection by any stockholder for any purpose germane to the meeting.
                                      By Order of the Board of Directors

                                      Jeffrey P. Elefante, (Secretary)
Arlington, Virginia
Dated:  October  7, 1994

IMPORTANT: Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy.

If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

                                                                   Appendix C
                             CACI International Inc



October 7, 1994

Dear Stockholder:

I cordially invite you to attend your Company's 1994 Annual Meeting of Stockholders on November 17, 1994, at 9:30 a.m., Eastern Standard Time. The meeting will be held at the Radisson Plaza Hotel at Mark Center, 5000 Seminary Road, Alexandria, Virginia, 22311.

Matters to be considered and acted on at the meeting include the election of directors and the ratification of the appointment of independent public accountants. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

As a stockholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

Thank you for your cooperation and continued support and interest in CACI International Inc.

Sincerely,


J.P. London
Chairman of the Board,
President and Chief
Executive Officer

IMPORTANT: Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy.

If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

                                                                  Appendix D-i



                                 PROXY CARD
                                   [Front]

Common Stock
                            CACI International Inc
         PROXY FOR NOVEMBER 17, 1994 ANNUAL MEETING OF STOCKHOLDERS
             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints J.P. London and Warren R. Phillips, and each of them, as Proxies of the undersigned, each with full power of substitution, to vote all of the shares of Common Stock of CACI International Inc the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of CACI International Inc to be held at the Radisson Plaza Hotel at Mark Center, 5000 Seminary Road, Alexandria, Virginia 22311, on November 17, 1994, at 9:30 a.m. Eastern Standard Time and at any adjournments thereof.
1. ELECTION OF DIRECTORS
   FOR all nominees listed below ---    WITHHOLD AUTHORITY ---
   (except as marked to the contrary    (to vote for all
    below)                               nominees listed below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)
   Paul J. Coleman, Jr.   J.P. London          Alan S. Parsow
   Larry L. Pfirman       Warren R. Phillips   Charles P. Revoile
   William K. Sacks       John M. Toups

2. FOR --- AGAINST --- ABSTAIN FROM --- ratification of the appointment of Deloitte & Touche LLP as independent auditors.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual
    Meeting or any adjournments thereof.

Unless otherwise marked, this proxy will be voted For the election of the nominees listed above and For item two above. As of the date of the Proxy Statement, the Board of Directors knows of no other business to be presented at the Annual Meeting.

                                                                Appendix D-ii

                                 PROXY CARD
                                   [Back]


Please complete, date, sign and mail this proxy card in the enclosed prepaid envelope.

The undersigned acknowledges receipt of the Notice and Proxy Statement for the Annual Meeting of Stockholders of CACI International Inc.

Please sign exactly as your name is shown on the Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are owned jointly, each owner must sign. If the signer is a corporation, the full corporate name shall be signed by a duly authorized officer. If your printed name is incorrect please put your correct name in the space below.
                                                       Dated:           , 1994
                                                             -----------


                                ---------------------------------------------
                                Signature of Beneficial Owner


                                ---------------------------------------------
                                Signature of Beneficial Owner

[Note: The short lines after the phrases "FOR all nominees listed below", "WITHHOLD AUTHORITY", "FOR", "AGAINST", and "ABSTAIN FROM" represent the boxes which appear on the actual proxy card, and which cannot be printed due to electronic transmission limitations.]

                                                                   Appendix E
                               REMINDER CARD
                                  [Front]

                                 IMPORTANT

Please send in your proxy ... Today

You are urged to fill in, date, and sign the enclosed proxy and return it promptly. A stamped and addressed envelope is enclosed for your convenience. Your vote is important.

If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares.


                                 REMINDER CARD
                                    (Back)

                          HAS YOUR ADDRESS CHANGED?

If so, please enter your new address in the spaces provided below and return this card with your Proxy.

- - -----------------------------------------------------------------------------
Name

- - -----------------------------------------------------------------------------
Street

- - -----------------------------------------------------------------------------
City                              State                              Zip